UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 North Sixth Street, Indiana, PA		15701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2013, the Compensation and Human Resources Committee (the “Committee”) of the Company’s Board of Directors approved the 2013 Annual Incentive Plan (“AIP”), the 2013-2015 Long-Term Incentive Plan (“LTIP”) and awards under the AIP and LTIP to certain executive officers. A summary of the material terms of the AIP and LTIP follows.

Annual Incentive Plan

Under the AIP, each participating executive has the opportunity to receive cash equal to a percentage of his or her base salary subject to the attainment of corporate performance goals and, in the case of risk management executives, an individual performance component, during the 2013 fiscal year.

The performance goals under the AIP and their weightings are as follows:

Measure	CEO & Other Participant Weightings	Risk Management Participant Weighting[1]
ROE	25%	15%
EPS	50%	35%
Efficiency Ratio	25%	15%
Individual performance component	N/A	35%

[1]	Risk Management participants includes the Chief Credit Officer, Chief Risk Officer and Chief Audit Executive.

The AIP establishes “threshold,” “target” and “superior” levels of performance for each goal and corresponding “threshold,” “target” and “superior” award opportunities, expressed as a percentage of the participant’s base salary as follows:

Officer	Threshold Award (as a % of Base)	Target Award (as a % of Base)	Superior Award (as a % of Base)
T. Michael Price	12.50%	40.00%	75.00%
Robert E. Rout	8.75%	30.00%	52.50%
I. Robert Emmerich	6.25%	25.00%	37.50%

Awards under the AIP will be paid in the form of cash. Payout percentages are interpolated if actual corporate performance for a goal falls between threshold and target or between target and superior levels. In addition, the Committee has the discretion to increase or decrease an executive’s incentive payment by up to 25 percentage points, not to exceed the maximum payout of 150% of target.

Long-Term Incentive Plan

Under the LTIP, each participating executive is awarded performance-based restricted stock units (RSUs) that vest based on the attainment of corporate performance goals during a three-year performance period beginning January 1, 2013 and ending December 31, 2015.

The performance goals under the LTIP are based on the Company’s performance in relation to that of a group of eleven banks with operations in or near the Company’s Pennsylvania market area. The performance goals and their weightings are as follows:

Goal	Weighting
ROE relative to peers	70%
Total Return to Shareholders relative to peers	30%
Total:	100%

The LTIP establishes “threshold,” “target” and “superior” levels of performance for each goal and a target award opportunity that is expressed as a number of shares. Performance at the threshold level results in an award of 4,000 shares; performance at the target level results in an award of 10,000 shares; and performance at the superior level results in an award of 20,000 shares. Share awards are interpolated if actual corporate performance for a goal falls between threshold and target or between target and superior levels. If earned, the share awards will be comprised of restricted stock that will vest on December 31, 2016, the first anniversary of the date of issuance, subject to accelerated vesting under certain circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2013

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ Robert E. Rout
Name:	Robert E. Rout
Title:	Executive Vice President and
Chief Financial Officer